                                                                 Exhibit 4.1


- ------------------------------------------------------------------------------


                           AMERICAN CYANAMID COMPANY

                                      and

                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),
                                    Trustee



                                   INDENTURE

                           Dated as of         , 1994





              Providing for Issuance of Debt Securities in Series
- ------------------------------------------------------------------------------

          Table Showing Reflection in Indenture of Certain Provisions
                        of Trust Indenture Act of 1939,
              as amended by the Trust Indenture Reform Act of 1990


                                                                             Reflected in Indenture
                                                                             ----------------------

TIA                                                                                  Section

Section  310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            609
      (a)(2)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            609
      (a)(3)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Not Applicable
      (a)(4)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Not Applicable
      (a)(5)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            609
      (b)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            608

Section  311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            613(a)
      (b)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            613(b)
      (b)(2)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            703(a)(2)
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            703(b)

Section  312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            701
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            702(a)
     (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            702(b)
     (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            702(c)

Section  313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            703(a)
     (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            703(b)
     (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            703(a)
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            703(b)
     (d)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            703(c)

Section  314(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            704
     (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            704
     (a)(3)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            704
     (a)(4)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1004
     (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Not Applicable
     (c)(1)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            102
     (c)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            102
     (c)(3)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Not Applicable
     (d)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Not Applicable
     (e)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            102

                                                                             Reflected in Indenture
                                                                             ----------------------


TIA                                                                                   Section




Section  315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            601(a)
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            601(c)
     (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            602
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            703(a)(6)
     (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            601(b)
     (d)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            601
     (d)(1)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            601(a)
     (d)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            601(c)(2)
     (d)(3)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            601(c)(3)
     (e)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            514

Section  316(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            101
     (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            502
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            512
     (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            513
     (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Not Applicable
     (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            508
     (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            104(d)

Section  317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            503
     (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            504
     (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1003

Section  318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            107

                               TABLE OF CONTENTS


Recitals of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Agreements of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

Section 101.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Attributable Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Authenticating Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Authorized Newspaper   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Bearer Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Board Resolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Book-Entry Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Commission   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Company Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Consolidated Net Tangible Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Corporate Trust Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Coupon   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Debt Security or Debt Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Depository   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Funded Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Holder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Maturity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                     -(ii)-

     Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Opinion Of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Original Issue Discount Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Place of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Predecessor Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Registered Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Repayment Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Repayment Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Required Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Restricted Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Sale and Leaseback Transaction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Security Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Security Registrar   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Securityholder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Vice President   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Voting Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 102.     Compliance Certificate and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 103.     Form of Documents Delivered to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 104.     Acts of Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 105.     Notices, Etc., to Trustee and Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 106.     Notices to Securityholders; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 107.     Conflict with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 108.     Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 109.     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 110.     Separability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 111.     Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 112.     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 113.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 114.     Judgment Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                    -(iii)-

                                  ARTICLE TWO

                              Debt Security Forms

Section 201.     Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 202.     Forms of Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 203.     Form of Trustee's Certificate of Authentication  . . . . . . . . . . . . . . . . . . . . . . .  17
Section 204.     Debt Securities Issuable in the Form of a Global Security  . . . . . . . . . . . . . . . . . .  17


                                 ARTICLE THREE

                              The Debt Securities

Section 301.     General Title; General Limitations; Issuable in Series; Terms of Particular Series . . . . . .  19
Section 302.     Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 303.     Execution, Authentication and Delivery and Dating  . . . . . . . . . . . . . . . . . . . . . .  23
Section 304.     Temporary Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 305.     Registration, Registration of Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . .  27
Section 306.     Mutilated, Destroyed, Lost and Stolen Debt Securities  . . . . . . . . . . . . . . . . . . . .  30
Section 307.     Payment of Interest; Interest Rights Preserved . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 308.     Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 309.     Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 310.     Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 311.     Medium-Term Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


                                  ARTICLE FOUR

                           Satisfaction and Discharge

Section 401.     Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 402.     Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 403.     Defeasance upon Deposit of Funds or Government Obligations . . . . . . . . . . . . . . . . . .  36


                                  ARTICLE FIVE

                                    Remedies

Section 501.     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                     -(iv)-

Section 502.     Acceleration of Maturity; Rescission and Annulment . . . . . . . . . . . . . . . . . . . . .  39
Section 503.     Collection of Indebtedness and Suits for Enforcement by Trustee  . . . . . . . . . . . . . .  40
Section 504.     Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 505.     Trustee May Enforce Claim Without Possession of Debt Securities  . . . . . . . . . . . . . .  42
Section 506.     Application of Money Collected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 507.     Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 508.     Unconditional Right of Securityholders to Receive Principal, Premium and Interest  . . . . .  43
Section 509.     Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 510.     Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 511.     Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 512.     Control by Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 513.     Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 514.     Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 515.     Waiver of Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45


                                  ARTICLE SIX

                                  The Trustee

Section 601.     Certain Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 602.     Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 603.     Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 604.     Not Responsible for Recitals or Issuance of Debt Securities  . . . . . . . . . . . . . . . .  48
Section 605.     Trustee May Hold Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 606.     Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 607.     Compensation and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 608.     Disqualification; Conflicting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 609.     Corporate Trustee Required; Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 610.     Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . . . . . . . . .  50
Section 611.     Acceptance of Appointment by Successor . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 612.     Merger, Conversion, Consolidation or Succession to Business  . . . . . . . . . . . . . . . .  53
Section 613.     Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . . . . .  53
Section 614.     Appointment of Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                     -(v)-

                                 ARTICLE SEVEN

                     Securityholders' Lists and Reports by
                              Trustee and Company

Section 701.     Company To Furnish Trustee Names and Addresses of Securityholders  . . . . . . . . . . . . . . . .  59
Section 702.     Preservation of Information; Communications to Securityholders . . . . . . . . . . . . . . . . . .  59
Section 703.     Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Section 704.     Reports by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62


                                 ARTICLE EIGHT

                   Consolidation, Merger, Sale or Conveyance

Section 801.     Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions  . .  63
Section 802.     Rights and Duties of Successor Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63


                                  ARTICLE NINE

                            Supplemental Indentures

Section 901.     Supplemental Indentures Without Consent of Securityholders . . . . . . . . . . . . . . . . . . . .  64
Section 902.     Supplemental Indentures with Consent of Securityholders  . . . . . . . . . . . . . . . . . . . . .  65
Section 903.     Execution of Supplemental Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 904.     Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 905.     Conformity with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Section 906.     Reference in Debt Securities to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . .  67


                                  ARTICLE TEN

                                   Covenants


Section 1001.    Payment of Principal, Premium and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Section 1002.    Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Section 1003.    Money for Debt Security Payments to Be Held in Trust . . . . . . . . . . . . . . . . . . . . . . .  68
Section 1004.    Statement as to Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 1005.    Legal Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                                     -(vi)-

Section 1006.    Limitations on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 1007.    Limitation on Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 1008.    Exempted Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 1009.    Waiver of Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72


                                 ARTICLE ELEVEN

                         Redemption of Debt Securities

Section 1101.    Applicability of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 1102.    Election To Redeem; Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 1103.    Selection by Trustee of Debt Securities To Be Redeemed . . . . . . . . . . . . . . . . . . . .  73
Section 1104.    Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Section 1105.    Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 1106.    Debt Securities Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 1107.    Debt Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 1108.    Provisions with Respect to any Sinking Funds . . . . . . . . . . . . . . . . . . . . . . . . .  76

             INDENTURE between AMERICAN CYANAMID COMPANY, a Maine corporation (hereinafter called the "Company") having its principal office at One Cyanamid Plaza, Wayne, New Jersey 07470, and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association organized under the laws of the United States, as trustee (hereinafter called the "Trustee"), having its principal trust office at 4 Chase MetroTech Center, 3rd Floor, Brooklyn, New
York 11245, is made and entered into as of the       day of       , 1994.

                            Recitals of the Company

             The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Debt Securities (as defined below) in one or more series.

             All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                           Agreements of the Parties

             To set forth or to provide for the establishment of the terms and conditions upon which the Debt Securities are to be authenticated, issued and delivered, and in consideration of the promises and the purchase of Debt Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Debt Securities or of a series thereof, as the case may be:

                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

             Section 101. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

             (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

             (2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

             (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

             (4) all references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

             (5) "including" and words of similar import shall be deemed to be followed by "without limitation."

             Certain terms, used principally in Article Six, are defined in that Article.

             "Act", when used with respect to any Holder, has the meaning specified in Section 104.

             "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Attributable Debt" means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the weighted average interest rate of Debt Securities of all series (including the effective interest rate of any Original Issue Discount Securities) which are Outstanding on the effective date of such transaction and which have the benefit of Section 1007) required to be paid by such person under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the fixed rent payable by the lessee with respect to such period, but shall exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and any amount based upon or constituting a participation in the revenues or earnings of any property. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

             "Authenticating Agent" means any Person authorized by the Trustee to authenticate Debt Securities under Section 614.

             "Authorized Newspaper" means a newspaper of general circulation in the place of publication (which, in the case of the City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition)), printed in the official language of the country of publication and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are authorized or required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers. If it shall be impractical to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee and acceptable to the Company shall constitute a sufficient publication of such notice.

             "Bearer Security" means any Debt Security in the form established pursuant to Section 201 which is payable to bearer and is not a Registered Security.

             "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board or any officer or committee of officers of the Company acting pursuant to authority granted by the board of directors of the Company or any committee of such board.

             "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

             "Book-Entry Security" means a security evidencing all or part of a series of Debt Securities, issued to the Depository for such series of Debt Securities in accordance with Section 303.

             "Business Day" means, with respect to any series of Debt Securities, each day which is neither a Saturday, Sunday or other day on which banking institutions in the pertinent Place or Places of Payment are authorized or required by law or executive order to be closed.

             "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

             "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

             "Company Request", "Company Order" and "Company Consent" mean a written request, order or consent, respectively, signed in the name of the Company by its Chairman of the Board, Vice-Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.

             "Consolidated Net Tangible Assets" means, with respect to the Company, the total amount of its assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case computed in accordance with generally accepted accounting principles, which under generally accepted accounting principles would appear on a consolidated balance sheet of the Company and its subsidiaries.

             "Corporate Trust Office" means the office of the Trustee in The City of New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 4 Chase MetroTech Center, 3rd Floor, Brooklyn, New York 11245.

             "Coupon" means any interest in coupon appertaining to any Debt Security.

             "Debt" means (i) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; and (iii) all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.

             "Debt Security" or "Debt Securities" means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, of any series authenticated and delivered from time to time under this Indenture.

             "Defaulted Interest" has the meaning specified in Section 307.

             "Depository" means, unless otherwise specified by the Company pursuant to either Section 204 or 301, with respect to Debt Securities of any series issuable or issued in whole or in part as a Global Security, including Book-Entry Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934 or other applicable statute or regulation.

             "Event of Default" has the meaning specified in Article Five.

             "Funded Debt" means Debt of the Company or a Subsidiary owning Restricted Property maturing by its terms at, or extendable at the option of the obligor to, a date more than 12 months from the date of determination.

             "Global Security", when used with respect to any series of Debt Securities issued hereunder, means a Debt Security which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Request, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

             "Holder" means a Person in whose name a Debt Security is registered in the Security Register.

             "Indenture" or "this Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Debt Securities established as contemplated by Section 301.

             "Interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

             "Interest Payment Date", when used with respect to any series of Debt Securities, means the Stated Maturity of any installment of interest on those Debt Securities.

             "Maturity", when used with respect to any Debt Security, means the date on which the principal of such Debt Security shall become due and payable as therein or herein provided, whether on a Repayment Date, at the Stated Maturity thereof by declaration of acceleration, call for redemption or otherwise.

             "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice-Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Wherever this Indenture requires that an Officers' Certificate be signed also by an engineer or an accountant or other expert, such engineer, accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Company, and shall be acceptable to the Trustee.

             "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or of counsel to the Company. Such counsel shall be acceptable to the Trustee, whose acceptance shall not be unreasonably withheld.

             "Original Issue Discount Security" means (i) any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and
(ii) any other Debt Security deemed an Original Issue Discount Security for United States Federal income tax purposes.

             "Outstanding", when used with respect to Debt Securities, or Debt Securities of any series, means as of the date of determination, all such Debt Securities theretofore authenticated and delivered under this Indenture, except:

             (i) such Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

             (ii) such Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Debt Securities; provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

             (iii) such Debt Securities in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of
      Section 306 (except with respect to any
      such Debt Security as to which proof satisfactory to the Trustee is presented that such Debt Security is held by a Person in whose hands, under applicable law, such Debt Security is a legal, valid and binding obligation of the Company).

In determining whether the Holders of the requisite principal amount of such Debt Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the taking of such action upon a declaration of acceleration of the Maturity thereof and (ii) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which a Responsible Officer assigned to the Corporate Trust Department of the Trustee knows to be owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or such other obligor shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act as owner with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or such other obligor.

             "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debt Securities on behalf of the Company.

             "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             "Place of Payment" means with respect to any series of Debt Securities issued hereunder, the city or political subdivision so designated in accordance with the provisions of Section 301.

             "Predecessor Securities" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 306 in lieu of a lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Debt Security.

             "Redemption Date", when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

             "Redemption Price", when used with respect to any Debt Security to be redeemed, means the price specified in the Debt Security at which it is to be redeemed pursuant to this Indenture.

             "Registered Security" means any Debt Security in the form established pursuant to Section 201 whose holder's name is registered in the Security Register.

             "Regular Record Date" for the interest payable on any Debt Security on any Interest Payment Date means the date specified in such Debt Security as the Regular Record Date.

             "Repayment Date", when used with respect to any Debt Security to be repaid, means the date fixed for such repayment pursuant to such Debt Security.

             "Repayment Price", when used with respect to any Debt Security to be repaid, means the price at which it is to be repaid pursuant to such Debt Security.

             "Required Currency", when used with respect to any Debt Security, has the meaning set forth in Section 114.

             "Responsible Officer", when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any Vice President, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer or trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

             "Restricted Property" means (i) any manufacturing facility, or portion thereof, owned or leased by the Company or any Subsidiary and located within the continental United States of America, other than (a) any such manufacturing facility, or portion thereof,which, in the opinion of the Board of Directors, is not of material importance to the business of the Company and its subsidiaries taken as a whole, and (b) any such manufacturing facility or portion thereof, if its net book value is less than 2% of Consolidated Net Tangible Assets, and (ii) any shares of capital stock or indebtedness of any Subsidiary owning any such manufacturing facility. As used in this definition, "manufacturing facility" means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution, general administration or any combination thereof.

             "Sale and Leaseback Transaction" means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years,
(ii) leases between the Company and a Subsidiary or between Subsidiaries, (iii) leases of Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property, and (iv) arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.

             "Security Register" shall have the meaning specified in Section
305.

             "Security Registrar" means the Person who keeps the Security Register specified in Section 305.

             "Securityholder" means a Person in whose name a Debt Security is registered in the Security Register.

             "Special Record Date" for the payment of any Defaulted Interest (as defined in Section 307) means a date fixed by the Trustee pursuant to
Section 307.

             "Stated Maturity", when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

             "Subsidiary" means any corporation of which at least a majority of the outstanding Voting Stock is owned, directly or indirectly, by the Company or one or more Subsidiaries; provided that for purposes of this Indenture, neither Immunex Corporation nor Cytec Industries Inc. shall be a Subsidiary; and provided further that, with respect to any corporation that is not a Subsidiary on the date of this Indenture, but thereafter the Company or one or more of its Subsidiaries acquires, directly or indirectly, at least a majority of the outstanding Voting Stock of such corporation, the Board of Directors may determine by resolution (which may be rescinded at any time) within 12 months after such acquisition that such corporation shall not be a Subsidiary for purposes of this Indenture.

             "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trustee Indenture Reform Act of 1990, and as in force at the date as of which this instrument was executed except as provided in Section 905.

             "Trustee" means the Person named as the Trustee in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean and include each Person who is then a Trustee hereunder. If at any time there is more than one such Person, "Trustee" as used with respect to the Debt Securities of any series shall mean the Trustee with respect to Debt Securities of that series.

             "Vice President" when used with respect to the Company or the Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president", including, without limitation, an assistant vice president.

             "Voting Stock", as applied to the stock of any corporation, means stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors of such corporation (other than stock having such power only by reason of the happening of a contingency).

             Section 102. Compliance Certificate and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), provided for in this Indenture relating to the proposed action having been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

             Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual statements of compliance provided pursuant to Section 1004) shall include:

             (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

             Section 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

             Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based is or are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

             Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

             Section 104. Acts of Securityholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders or Securityholders of any series may be embodied in the evidence by one or more instruments of substantially similar tenor signed by such Securityholders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. If any Debt Securities are denominated in coin or currency other than that of the United States, then for purposes of determining whether the Holders of the requisite principal amount of Debt Securities have taken any action as herein described, the principal amount of such Debt Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United

States dollars for the currency in which such Debt Securities are denominated (as evidenced to the Trustee by an Officers' Certificate) as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the immediately preceding sentence. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

             (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

             (c) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of his holding the same, may be proved by the production of such Bearer Securities or by a certificate executed by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced,
(2) such Bearer Security is produced to the Trustee by some other Person, (3) such Bearer Security is surrendered in exchange for a Registered Security or
(4) such Bearer Security is no longer Outstanding.

             (d) The fact and date of execution of any such instrument or writing pursuant to clause (c) above, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this clause.

             (e) The ownership of Debt Securities shall be proved by the Security Register.

             (f) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. Such record date shall be the later of 20 days prior to the first solicitation of such action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 701. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Debt Securities Outstanding have authorized or agreed or consented to such request, demand, authorization, notice, consent, waiver or other action, and for that purpose the Debt Securities Outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date, and that no such authorization, agreement or consent may be amended, withdrawn or revoked once given by a Holder, unless the Company shall provide for such amendment, withdrawal or revocation in conjunction with such solicitation of authorizations, agreements or consents or unless and to the extent required by applicable law.

             (g) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debt Security shall bind the Holder of every Debt Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon whether or not notation of such action is made upon such Debt Security.

             Section 105. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

             (1) the Trustee by any Securityholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
      Attention:  Corporate Trust Department, or

             (2) the Company by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (except as provided in Section 501(4) or, in the case of a request for repayment, as specified in the Debt Security carrying the right to repayment) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Secretary, or at any other address previously furnished in writing to the Trustee by the Company.

             Section 106. Notices to Securityholders; Waiver. Where this Indenture or any Debt Security provides for notice to Securityholders of any event, (i) if any of the Debt Securities affected by such event are Registered Securities, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each Securityholder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice and (ii) if any of the Debt Securities affected by such event are Bearer Securities, notice to the Holders thereof shall be sufficiently given (unless otherwise herein or in the terms of such Bearer Securities expressly provided) if published once in an Authorized Newspaper in the Borough of Manhattan, the City of New York, New York, and in such other city or cities, if any, as may be specified in such Debt Securities and, if the Debt Securities of such series are listed on any stock exchange outside the United States, in any place at which such Debt Securities are listed on a securities exchange to the extent that such securities exchange so requires, and mailed to such Persons whose names and addresses as were previously filed with the Trustee, within the time prescribed for giving such notice. In any case where notice to Securityholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders. Where this Indenture or any Debt Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

             In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Securityholder when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as shall be satisfactory to the Trustee and the Company shall be deemed to be a sufficient giving of such notice.

             Section 107. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of
Section 318(c) thereof, such imposed duties shall control.

             Section 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

             Section 109. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

             Section 110. Separability Clause. In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             Section 111. Benefits of Indenture. Nothing in this Indenture or in any Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Security Registrar and the Holders of Debt Securities (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

             Section 112. Governing Law. This Indenture shall be construed in accordance with and governed by the laws of the State of New York.

             Section 113. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

             Section 114. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Debt Securities or Coupons, if any, of any series from the currency in which such sum is stated to be payable (the "Required Currency") into the currency in which such judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the New York Banking Day on which a judgment becomes final and unappealable and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments,
(ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short in the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in the City of New York or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.


                                  ARTICLE TWO

                              Debt Security Forms

             Section 201. Forms Generally. The Debt Securities of each series and the Coupons, if any, to be attached thereto shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Debt Securities and Coupons, if any, as evidenced by their execution of the Debt Securities and Coupons, if any. Any portion of the text of any Debt Security may be set forth on the reverse or on additional pages thereof, with an appropriate reference thereto on the face of the Debt Security.

             The definitive Debt Securities and Coupons, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities and Coupons, if any, as evidenced by their execution of such Debt Securities and Coupons, if any, subject, with respect to the Debt Securities of any series, to the rules of any securities exchange on which such Debt Securities are listed.

             Section 202. Forms of Debt Securities. Each Debt Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Debt Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Debt Security has been approved, which Board Resolution shall have attached hereto a true and correct copy of the form of Debt Security which has been approved thereby or, if a Board Resolution authorizes a specific officer or officers to approve a form of Debt Security, a certificate of such officer or officers approving the form of Debt Security attached thereto. Any form of Debt Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee's authentication of Debt Securities in that form or a certificate signed by a Responsible Officer of the Trustee and delivered to the Company.

             Section 203. Form of Trustee's Certificate of Authentication. The form of Trustee's certificate of Authentication for any Debt Security issued pursuant to this Indenture shall be substantially as follows:

                   TRUSTEE'S CERTIFICATE OF AUTHENTIFICATION

             This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                   THE CHASE MANHATTAN BANK
                                                   (NATIONAL ASSOCIATION)
                                                     as Trustee,


                                                   By:
                                                       ------------------------
                                                       Authorized Officer


             Section 204. Debt Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Sections 202 and 301 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 303 and the Company Order delivered to the Trustee or its agent pursuant to such
Section 303, authenticate and deliver, such Global Security or Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Global Securities, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depository for such Global Security or Global Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository's instruction and
(iv) shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depository or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depository, has an interest herein."

             (b)  Notwithstanding any other provision of this Section 204 or of
Section 305, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Debt Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 305, only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

             (c) (i) If at any time the Depository for a Global Security notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for the Debt Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Age of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Security. If a successor Depository for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual Debt Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Debt Securities of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

             (ii) The Company may at any time and in its sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of individual Debt Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

             (iii) If specified by the Company pursuant to Sections 202 and 301 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depository for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge, (i) to each Person specified by such Depository a new Debt Security or Debt Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest as specified by such Depository in the Global Security; and (2) to such Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

             (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Debt Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Debt Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, Debt Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver at its Corporate Trust Office such Debt Securities to the Persons in whose names such Debt Securities are so registered.


                                 ARTICLE THREE

                              The Debt Securities

             Section 301. General Title; General Limitations; Issuable in Series; Terms of Particular Series. The aggregate principal amount of Debt Securities which may be authenticated and delivered and Outstanding under this Indenture is not limited.

             The Debt Securities may be issued in one or more series up to an aggregate principal amount of Debt Securities as from time to time may be authorized by the Board of Directors. All Debt Securities of each series under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time of the authentication and delivery or Stated Maturity of the Debt Securities of such series.

             Each series of Debt Securities shall be created either by or pursuant to a Board Resolution or by an indenture supplemental hereto. The Debt Securities of each such series may bear such date or dates, be payable at such place or places, have such Maturity or Maturities, be issuable at such premium over or discount from their face value, bear interest at such rate or rates, from such date or dates, payable in such installments and on such dates and at such place or places to the Holders of Debt Securities registered as such on such Regular Record Dates, or to such other Persons, or may bear no interest, and may be redeemable or repayable at such Redemption Price or Redemption Prices or Repayment Price or Repayment Prices, as the case may be, whether at the option of the Holder or the Company, and upon such terms, all as shall be provided for in or pursuant to the Board Resolution or in the supplemental indenture creating that series. There may also be established in or pursuant to a Board Resolution or in a supplemental indenture prior to the issuance of Debt Securities of each such series, provision for (as applicable):

             (1) the exchange or conversion of the Debt Securities of that series, at the option of the Holders thereof or the Company, for or into new Debt Securities of a different series or other securities except shares of capital stock of the Company or any subsidiary of the Company or securities directly or indirectly convertible into or exchangeable for any such shares;

             (2)  a sinking or purchase fund or other analogous obligation;

             (3) if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the Debt Securities of such series shall be denominated and in which payments of principal of, and any premium and interest on, such Debt Securities shall or may be payable;

             (4) if the principal of (and premium, if any) or interest, if any, on the Debt Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies or units based on or related to currencies other than that in which the Debt Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

             (5) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities of such series may be determined with reference to an index based on a currency or currencies or units based on or related to currencies other than that in which the Debt Securities are stated to be payable, the manner in which such amounts shall be determined;

             (6) a limitation on the aggregate principal amount of the Debt Securities of that series;

             (7) the exchange of Debt Securities of that series, at the option of the Holders thereof, for other Debt Securities of the same series of the same aggregate principal amount of a different authorized kind or different authorized denomination or denominations, or both;

             (8) the appointment by the Trustee of an Authenticating Agent in one or more places other than the location of the office of the Trustee with power to act on behalf of the Trustee and subject to its discretion in the authentication and delivery of the Debt Securities of any one or more series in connection with such transactions as shall be specified in the provisions of this Indenture or in or pursuant to the Board of Resolution or the supplemental indenture creating such series;

             (9) the portion of the principal amount of Debt Securities of the series, if other than the total principal amount thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or provable in bankruptcy pursuant to Section 504;

             (10) the date or dates, or the method by which such date or dates is to be determined, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

             (11) the rate or rates at which the Debt Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, or the method by which such rate or rates will be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

             (12) the Person to whom any interest on any Registered Securities of the series shall be payable if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and the manner in which, or the Person to whom, any interest on any Bearer Securities of the series shall be payable if otherwise than upon presentation and surrender of the Coupons appertaining thereto as they severally mature;

             (13) the place or places where the principal of (and premium, if any) and interest on Debt Securities of the series shall be payable;

             (14) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

             (15) if other than denominations of $1,000, if registered and $5,000, if bearer, and any integral multiple thereof, as applicable, the denominations in which Debt Securities of the series shall be issuable;

             (16) the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Debt Securities of the series shall be dated if other than the original issuance of the first Debt Security of the series to be issued;

             (17) whether Debt Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without Coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities, whether any Debt Securities of the series are to be issuable initially in temporary global form and whether any Debt Securities of the series are to be issuable in permanent Global form with or without Coupons and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, whether Registered Securities of the series may be exchanged for Bearer Securities of the series (if permitted by applicable laws and regulations), whether Bearer Securities of the series may be exchanged for Registered Securities of the series, and the circumstances under which and the place or places where such exchanges may be made and if Debt Securities of the series are to be issuable in global form, the identity of any initial depository therefor;

             (18) any deletions from, modifications of or additions to the Events of Default set forth in Section 501 or covenants of the Company set forth in Article Ten pertaining to the Debt Securities of the series;

             (19) the form of the Debt Securities and Coupons, if any, of the series and if Debt Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

             (20) whether the Debt Securities or such series shall be issued in whole or in part in global form, including Book-Entry Securities, and the Depository for such Global Securities;

             (21) whether the Debt Securities of such series shall be issued, in whole or in part, in reliance upon an exemption from registration under the Securities Act, such as Rule 144A Securities or Regulation S Securities or otherwise and any restrictions on transfers or exchange thereof;

             (22) any covenant solely for the benefit of the Debt Securities of such series and any additions, deletions or other changes to the provisions of Article Ten or any definitions relating to such Article that shall be applicable to the Debt Securities of such series (including a provision making any Section of such Article inapplicable to the Debt Securities of such series);

             (23) if Section 403 of this Indenture shall not be applicable to the Debt Securities of such series and if Section 403 shall be applicable to any covenant or Event of Default established in or pursuant to a Board Resolution or in a supplemental indenture as described above that has not already been established herein;

             (24) if the Debt Securities of such series shall be issued in whole or in part in the form of a Global Security or Global Securities, the terms and conditions, if any, upon which such Global Security or Global Securities may be exchanged in whole or in part for other individual Debt Securities; and the Depository for such Global Security or Global Securities (if other than the Depository specified in Section 101 hereof); and

             (25) any other terms of the Debt Securities of such series, which shall not be inconsistent with the Trust Indenture Act;

all upon such terms as may be determined in or pursuant to a Board Resolution or in a supplemental indenture with respect to such series. All Debt Securities of the same series shall be substantially identical in tenor and effect except as to denomination and except if issued pursuant to Section 311.

             The form of the Debt Securities of each series (including Coupons, if any) shall be established pursuant to the provisions of this indenture in or pursuant to the Board Resolution or in the supplemental indenture creating such series. The Debt Securities of each series (including Coupons, if any) shall be distinguished from the Debt Securities of each other series in such manner, reasonably satisfactory to the Trustee, as the Board of Directors may determine.

             Any terms or provisions in respect of the Debt Securities of any series issued under this Indenture may be determined pursuant to this Section by providing for the method by which such terms or provisions shall be determined.

             Section 302. Denominations. The Debt Securities of each series shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in or pursuant to the Board Resolution or the supplemental indenture creating such series. In the absence of any such provisions with respect to the Debt Securities of any series, the Debt Securities of that series shall be issuable in denominations of US$1,000 and any integral multiple thereof in the case of Registered Securities or in denominations of US$5,000 and any integral multiple thereof in the case of Bearer Securities.

             Section 303. Execution, Authentication and Delivery and Dating. The Debt Securities shall be executed on behalf of the Company by its Chairman of the Board, Vice-Chairman, its President, one of its Vice Presidents, its Treasurer, Assistant Treasurer or its Controller under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The Coupons, if any, shall be executed on behalf of the Company by its Chairman of the Board, Vice-Chairman, its President, one of its Vice Presidents, its Treasurer, Assistant Treasurer or its Controller under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debt Securities and Coupons, if any, may be manual or facsimile.

             Debt Securities and Coupons, if any, bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities (and Coupons, if any) or did not hold such offices at the date of such Debt Securities (and Coupons, if any).

             At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities (with or without Coupons) executed by the Company to the Trustee for authentication; and the Trustee shall, upon Company Order, authenticate and deliver such Debt Securities as in this Indenture is provided and not otherwise.

             Prior to any such authentication and delivery, the Trustee shall be entitled to receive and be fully protected in relying upon, in addition to any Officers' Certificate and Opinion of Counsel required to be furnished to the Trustee pursuant to Section 102, and the Board Resolution and any certificate relating to the issuance of the series of Debt Securities required to be furnished pursuant to Section 202, an Opinion of Counsel stating that:

             (1) all instruments furnished to the Trustee conform to the requirements of the Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities;

             (2) the form and terms of such Debt Securities and the Coupons, if any, appertaining thereto have been established in conformity with the provisions of this Indenture;

             (3) all laws and requirements with respect to the execution and delivery by the Company of such Debt Securities and Coupons, if any, have been complied with, the Company has the corporate power to issue such Debt Securities and Coupons, if any, and such Debt Securities and Coupons, if any, have been duly authorized and delivered by the Company and, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors' rights generally from time to time in effect and to general principles of equity) and entitled to the benefits of this Indenture, equally and ratably with all other Debt Securities, if any, of such series Outstanding;

             (4)  the Indenture is qualified under the Trust Indenture Act; and

             (5) such other matters related specifically to the execution or delivery by the Company of such Debt Securities and Coupons, if any, as the Trustee may reasonably request;

and, if the authentication and delivery relates to a new series of Debt Securities created by an indenture supplemental hereto, also stating that all laws and requirements with respect to the form and execution by the Company of the supplemental indenture with respect to that series of Debt Securities have been complied with, the Company has corporate power to execute and deliver any such supplemental indenture and has taken all necessary corporate action for those purposes and any such supplemental indenture has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors' rights generally from time to time in effect and to general principles of equity) and, if the authentication and delivery relates to Debt Securities of a series issued pursuant to Section 311, paragraphs (2) and (3) of the foregoing opinion shall read as follows:

             "(2) the form of such Debt Securities and the procedures for determining the terms of such Debt Securities as set forth in the procedures relating thereto referred to in Section 311 have been established in conformity with the provisions of this Indenture; and

             (3) all laws and requirements with respect to the execution and delivery by the Company of such Debt Securities have been complied with, the Company has the corporate power to issue such Debt Securities and such Debt Securities have been duly authorized by the Company and, when duly executed by the Company and completed and authenticated in accordance with the Indenture and issued, delivered and paid for, will have been duly issued under the Indenture and will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors' rights generally from time to time in effect and to general principles of equity) and entitled to the benefits of this Indenture, equally and ratably with all other Debt Securities, if any, of such series Outstanding."

             The Trustee shall not be required to authenticate such Debt Securities if the issue thereof will adversely affect the Trustee's own rights, duties or immunities under the Debt Securities and this Indenture.

             Unless otherwise provided in the form of Debt Security for any series, each Debt Security shall be dated the date of its authentication, except that each Bearer Security, including any Bearer Security in global form, shall be dated as of the date specified as contemplated by Section 301.

             No Debt Security or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Except as permitted by Section 306 or 307, the Trustee shall not authenticate and deliver any Bearer Debt Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

             Section 304. Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any series, the Company may execute, and, upon receipt of the documents required by Section 303, together with a Company Order, the Trustee shall authenticate and deliver, temporary Debt Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor, without Coupons, of the definitive Debt Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine, as evidenced by their execution of such Debt Securities and Coupons, if any.

             Except in the case of temporary Debt Securities in global form, each of which shall be exchanged in accordance with the provisions thereof, if temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Debt Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of such series of authorized denominations and of like tenor and terms; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, that no definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security unless the Trustee shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form approved in the Board Resolutions relating thereto and such delivery shall occur only outside the United States. Until so exchanged the temporary Debt Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

             Section 305. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee, for each series of Debt Securities issuable as Registered Securities, a register (the register maintained in such office and in any other office or agency of the Company maintained pursuant to Section 1002 in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities of such series and of transfers of Registered Securities of such series. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

             Upon surrender for registration of transfer of any Registered Security of any series at the office or agency maintained pursuant to Section 1002 in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount.

             At the option of the Holder, Registered Securities of any series (except a Book-Entry Security representing all or a portion of the Debt Securities of such series) may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Registered Securities may not be exchanged for Bearer Securities.

             At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities (if the Debt Securities of such series are issuable in registered form) or Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination and such exchanges are permitted by such series) of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured Coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Debt Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or
(ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the person so surrendering the Bearer security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

             Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Debt Securities in certificated form, a Debt Security in global form representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the Depository for such series to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository.

             If at any time the Depository for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as Depository for the Debt Securities of such series or if at any time the Depository for the Debt Securities of such series shall no longer be eligible under Section 303, the Company shall appoint a successor Depository with respect to the securities of such series. If a successor Depository for the Debt Securities of such series is not appointed by the Company within 90 days after the issuer receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301(24) shall no longer be effective with respect to the Debt Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Debt Securities of such series of like tenor, shall authenticate and deliver Debt Securities of such series in certificated form in an aggregate principal amount equal to the principal amount of the Debt Security or Debt Securities in global form representing such series in exchange for such Debt Security or Debt Securities in global form.

             Within fourteen days after the occurrence of an Event of Default specified in clause (1), (2) or (3) of Section 501 with respect to any series of the Debt Securities if so specified pursuant to Section 301, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in exchange for any Debt Security of such series in global form, Debt Securities of such series in certificated form in authorized denominations for an aggregate principal amount equal to the principal amount of such Debt Security in global form.

             The Company may at any time and in its sole discretion determine that the Debt Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Debt Securities of such series of like tenor, shall authenticate and deliver, Debt Securities of such series in certificated form and in an aggregate principal amount equal to the principal amount of the Debt Security or Debt Securities in global form representing such series in exchange for such Debt Security or Debt Securities in global form.

             If specified by the Company pursuant to Section 301 with respect to a series of Debt Securities, the Depository for such series of Debt Securities may surrender a global Security of such series in exchange in whole or in part for Debt Securities of such series in certificated form on such terms as are acceptable to the Company and such Depository. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge to the Depository,

             (i) to each Person specified by such Depository a new certificated Debt Security or Debt Securities of the same series of like tenor, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the global Security; and

             (ii) to such Depository a new global Security of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of certificated Debt Securities delivered to Holders thereof.

             In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee shall authenticate and deliver Debt Securities in certificated form in authorized denominations.

             Upon the exchange of a global Security for Debt Securities in certificated form, such global Security shall be cancelled by the Trustee. Unless expressly provided with respect to the Debt Securities of any series that such Debt Security may be exchanged for Bearer Securities, Debt Securities issued in exchange for a Book-Entry Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Book-Entry Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.

             Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debt Securities which the Holder making the exchange is entitled to receive.

             All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

             Every Registered security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

             No service charge shall be made to the Holder for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Section 304, 906 or 1106 not involving any transfer.

             The Company shall not be required (i) to issue, register the transfer of or exchange of Debt Securities of any series for a period of 15 days before the selection of any Debt Securities of that series selected for redemption, or (ii) to register the transfer of or exchange of any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part, (iii) to register the transfer of or exchange of any Debt Security if the Holder thereof has exercised any right to require the Company to purchase such Debt Security, in whole or in part, except any portion thereof not required to be so purchased, or (iv) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.

             Section 306. Mutilated, Destroyed, Lost and Stolen Debt Securities. If (i) any mutilated Debt Security or Debt Security with a mutilated Coupon appertaining to it is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security or Debt Security with a mutilated Coupon appertaining to it, and (ii) there is delivered to the Company and the Trustee any security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice of the Company or the Trustee that such Debt Security or Debt Security with a mutilated Coupon appertaining to it has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security or Debt Security with a mutilated Coupon appertaining to it, a new Debt Security with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Debt Security of like tenor, series, Maturity and principal amount, bearing a number not contemporaneously Outstanding with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Debt Security.

             In case any such mutilated, destroyed, lost or stolen Debt Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security or Coupon, pay such Debt Security or Coupon; provided, however, that payment of principal of and any premium or interest on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

             Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

             Every new Debt Security of any series with its Coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security, or in exchange for a Debt Security to which a destroyed, lost or stolen Coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security and its Coupons, if any, or the destroyed, lost or stolen Coupon, shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of the same series and their Coupons, if any, duly issued hereunder.

             The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or Coupons.

             Section 307. Payment of Interest; Interest Rights Preserved. Unless otherwise provided with respect to such Debt Security pursuant to
Section 301, interest on any Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

             Any interest on any Debt Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause
(1) or Clause (2) below:

             (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Debt Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to the Holder of each such Debt Security at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debt Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

             (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

             If any installment of interest the Stated Maturity of which is on or prior to the Redemption Date for any Debt Security called for redemption pursuant to Article Eleven is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Debt Securities.

             Subject to the foregoing provisions of this Section, each Debt Security or Coupon, if any, delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debt Security or Coupon, if any, shall carry the rights of interest accrued and unpaid, and to accrue, which were carried by such other Debt Security or Coupon.

             Section 308. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debt Security is registered in the Security Register as the owner of such Debt Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Debt Security and for all other purposes whatsoever, whether or not such Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

             The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any Coupon as the absolute owner of such Bearer Security or Coupon for the purpose of receiving payment thereof on account thereof and for all other purposes whatsoever, whether or not such Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

             Section 309. Cancellation. All Debt Securities surrendered for payment, redemption, transfer, or exchange or credit against a sinking fund shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly cancelled by the Trustee. No Debt Security shall be authenticated in lieu of or in exchange for any Debt Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall destroy all cancelled Debt Securities in accordance with its standard procedures and deliver a certificate of such disposition to the Company.

             Section 310. Computation of Interest. Unless otherwise provided as contemplated in Section 301, interest on the Debt Securities shall be calculated on the basis of a 360-day year of twelve 30-day months.

             Section 311. Medium-Term Debt Securities. Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officers' Certificate, Board Resolution, supplemental indenture, Opinion of Counsel or Company Order otherwise required pursuant to Sections 102, 202, 301 and 303 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first Debt Security of such series to be issued; provided that any subsequent request by the Company to the Trustee to authenticate Debt Securities of such series upon original issuance constitute a representation and warranty by the Company that as of the date of such request, the statements made in the Officers' Certificate or other certificates delivered pursuant to Section 102, 202 and 303 shall be true and correct as if made on such date.

             A Company Order, Officers' Certificate or Board Resolution or supplemental indenture delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph may provide that Debt Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time in the aggregate principal amount established for such series pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Company Order upon the written order of Persons designated in such Company Order, Officers' Certificate, supplemental indenture or Board Resolution (any such telephonic or electronic instructions to be promptly confirmed in writing by such Persons) and that such Persons are authorized to determine, consistent with such Company Order, Officers' Certificate, supplemental indenture or Board Resolution, such terms and conditions of said Debt Securities as are specified in such Company Order, Officers' Certificate, supplemental indenture or Board Resolution.


                                  ARTICLE FOUR

                           Satisfaction and Discharge

             Section 401. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to any series of Debt Securities (except as to any surviving rights of conversion or transfer or exchange of Debt Securities of such series expressly provided for herein or in the form of Debt Security for such series), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

             (1)  either

                    (A) all Debt Securities of that series theretofore authenticated and delivered and all Coupons appertaining thereto (other than (i) Coupons appertaining to Bearer Securities of such series surrendered in exchange for

             Registered Securities and maturing after such exchange, surrender of which is not required or has been waived as provided in Section 305, (ii) Debt Securities of such series and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) Coupons appertaining to Bearer Securities of such series called for redemption and maturing after the relevant Redemption Date, surrender of which has been waived as provided in Section 1106, and (iv) Debt Securities of such series and Coupons for whose payment money in the Required Currency has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in paragraphs four and five of Section 1003) have been delivered to the Trustee cancelled or for cancellation; or

                    (B) all such Debt Securities and Coupons of that series not theretofore delivered to the Trustee cancelled or for cancellation

                         (i) have become due and payable, or

                        (ii) will become due and payable at their Maturity within one year, or

                       (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount in the Required Currency sufficient to pay and discharge the entire indebtedness on such Debt Securities and Coupons of such series not theretofore delivered to the Trustee cancelled or for cancellation, with respect to principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities and Coupons of such series which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

             (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Debt Securities of such series; and

             (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Debt Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Debt Securities, the obligations of the Company to the Trustee with respect to that series under Section 607 shall survive and the obligations of the Trustee under Sections 402 and 1003 shall survive.

             Section 402. Application of Trust Money. All money deposited with the Trustee pursuant to Section 401 or Section 403 shall be held in trust and applied by it, in accordance with the provisions of the series of Debt Securities in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

             Section 403. Defeasance upon Deposit of Funds or Government Obligations. Unless pursuant to Section 301 provision is made that this Section shall not be applicable to the Debt Securities and Coupons, if any, of any series, at the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to any series of Debt Securities after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 1006, 1007 and 1008 and Article Eight (and any other Sections applicable to such Debt Securities that are determined pursuant to Section 301 to be subject to this provision), and clause 4 of Section 501 of this Indenture (and any other Events of Default applicable to such Debt Securities that are determined pursuant to
Section 301 to be subject to this provision) shall be deemed not to be an Event of Default, with respect to any series of Debt Securities at any time after the applicable conditions set forth below have been satisfied:

             (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debt Securities and Coupons, if any, of such series (i) money in an amount, or (ii) the equivalent in non-callable securities, or securities callable at the option of the holder thereof, of the government which issued the currency in which the Debt Securities are denominated or government agencies backed by the full faith and credit of such government which through the payment of interest and principal in respect thereof in accordance with their terms, without reinvestment thereof, will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) and any premium of, interest on and any repurchase obligations with respect to the Outstanding Debt Securities and Coupons, if any, of such series on the dates such installments of interest or principal or repurchase obligations are due;

             (2) no Event of Default or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit; and

             (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 403 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of Debt Securities being Discharged, accompanied by a ruling to the effect from the Internal Revenue Service.

             "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Debt Securities and Coupons, if any, of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders thereof to receive, from the trust fund described in clause (1) above, payment of the principal and any premium of and any interest on such Debt Securities and Coupons, if any, when such payments are due; (B) the Company's obligations with respect to such Debt Securities and Coupons, if any, under Sections 305, 306, 402, 1002 and 1003; and (C) the rights (including, but not limited to, rights under Section 607), powers, trusts, duties and immunities of the Trustee hereunder.


                                  ARTICLE FIVE

                                    Remedies

             Section 501. Events of Default. "Event of Default", wherever used herein, means with respect to any series of Debt Securities any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating such series of Debt Securities or in the form of Debt Security for such series;

             (1) default in the payment of any installment of interest upon any Debt Security of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

             (2) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series at its Maturity; or

             (3) default in the making of any sinking fund payment (either mandatory or optional), when and as such sinking fund payment shall become due as provided in Article Eleven; or

             (4) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in this Indenture contained in respect of the Debt Securities of such series (other than a covenant or agreement in respect of the Debt Securities of such series a default in the performance of which is elsewhere in this Section specifically dealt with) for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series; or

             (5) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, and such decree or order shall have continued undischarged and unstayed for a period of 90 consecutive days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency or sequestrator (or other similar official) of the Company or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 90 consecutive days; or

             (6) the Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the institution of a bankruptcy or insolvency proceeding against it, or shall file a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency or sequestrator (or other similar official) of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

             Section 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in paragraph (1), (2), (3), (4) or (6) (if the Event of Default under paragraph (4) or (6) is with respect to less than all series of Debt Securities then Outstanding) of Section 501 occurs and is continuing with respect to any series, then and in each and every such case, unless the principal of all the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then Outstanding hereunder (each such series acting as a separate class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of that series) of all Debt Securities of such series and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities of such series contained to the contrary notwithstanding. If an Event of Default described in paragraph (4) or (6) (if the Event of Default under paragraph (4) or (6) is with respect to all series of Debt Securities then Outstanding), or (5) of
Section 501 occurs and is continuing, then and in each and every case, unless the principal of all the Debt Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Debt Securities then Outstanding hereunder (treated as one class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable anything in this Indenture or the Debt Securities contained to the contrary notwithstanding.

             At any time after such a declaration of acceleration has been made with respect to the Debt Securities of any series, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

             (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                    (A) all overdue installments of interest on the Debt Securities of such series,

                    (B) the principal of (and premium, if any, on) any Debt Securities of such series which have become due otherwise than by reason of such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Debt Securities of such series, to the extent that payment of such interest is lawful,

                    (C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Debt Securities of such series to the extent that payment of such interest is lawful, and

                    (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607; and

             (2) all Events of Default with respect to such series of Debt Securities, other than the nonpayment of the principal of the Debt Securities of such series which have become due solely by reason of such declaration of acceleration, have been cured or waived as provided in
      Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

             Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

             (1) default is made in the payment of any installment of interest on any Debt Security or Coupon, if any, of any series when such interest becomes due and payable, or

             (2) default is made in the payment of the principal of (or premium, if any, on) any Debt Security at the Maturity thereof, or

             (3) default is made in payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Debt Securities of any series,

and any such default continues for any period of grace provided with respect to the Debt Securities of such series, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Debt Security or Coupon, if any, of such series (or the Holders of any such series in the case of Clause (3) above), the whole amount then due and payable on any such Debt Security of such series (or on the Debt Securities of any such series in the case of Clause (3) above) for principal (and premium, if any) or interest, as the case may be, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal (and premium, if any) and upon overdue installments of interest, at such rate or rates as may be prescribed therefor by the terms of any such Debt Security or Coupon, if any, of such series (or of Debt Securities of any such series in the case of Clause (3) above); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607.

             If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Debt Securities of such series and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities, wherever situated.

             If an Event of Default with respect to any series of Debt Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

             Section 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debt Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

             (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debt Securities and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 607) and of the Securityholders allowed in such judicial proceeding, and

             (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by such Securityholder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

             Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

             Section 505. Trustee May Enforce Claim Without Possession of Debt Securities. All rights of action and claims under this Indenture or the Debt Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities of such series or the production thereof in any proceeding related thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and any other amounts due the Trustee under Section 607, be for the ratable benefit of the Holders of the Debt Securities of the series in respect of which such judgment has been recovered.

             Section 506. Application of Money Collected. Any money collected by the Trustee with respect to a series of Debt Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Debt Securities of such series and Coupons, if any, appertaining thereto and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

             FIRST:  To the payment of all amounts due the Trustee under
      Section 607.

             SECOND: To the payment of the amounts then due and unpaid upon the Debt Securities of that series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal (and premium, if any) and interest, respectively.

             Section 507. Limitation on Suits. No Holder of any Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

             (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Debt Securities of such series;

             (2) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

             (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

             (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

             (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of such series;

it being understood and intended that no one or more Holders of Debt Securities of such series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to effect, disturb or prejudice the rights of any other Holders of Debt Securities of such series, or to obtain or to seek to obtain priority or preference over any other Holders of Debt Securities of such series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Debt Securities of such series.

             Section 508. Unconditional Right of Securityholders to Receive Principal, Premium and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Debt Security on the respective Stated Maturities expressed in such Debt Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

             Section 509. Restoration of Rights and Remedies. If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Trustee and the Securityholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding had been instituted.

             Section 510. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

             Section 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Debt Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

             Section 512. Control by Securityholders. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, provided that

             (1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

             (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

             Section 513. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the

Holders of all the Debt Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default not theretofore cured

             (1) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to the Debt Securities of such series, or

             (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series.

             Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

             Section 514. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or a group of Securityholders, holding in the aggregate more than 25% in principal amount of the Outstanding Debt Securities of any series to which the suit relates, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal or (premium, if any) or interest on any Debt Security on or after the respective Stated Maturities expressed in such Debt Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may
be).

             Section 515. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law.

                                  ARTICLE SIX

                                  The Trustee

             Section 601. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to any series of Debt Securities,

             (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Debt Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (2) in the absence of bad faith on its part, the Trustee may, with respect to Debt Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

             (b) In case an Event of Default with respect to any series of Debt Securities has occurred and is continuing, the Trustee shall exercise with respect to the Debt Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

             (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

             (1) this subsection shall not be construed to limit the effect of Subsection (a) of this Section;

             (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

             (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debt Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Debt Securities of such series; and

             (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

             (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

             Section 602. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to Debt Securities of any series, the Trustee shall transmit by mail to all Securityholders of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking or purchase fund installment or analogous obligation with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Securityholders of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Debt Securities of such series no such notice to Securityholders of such series shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term "default", with respect to Debt Securities of any series, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series.

             Section 603. Certain Rights of Trustee. Except as otherwise provided in Section 601:

             (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

             (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

             (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

             (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

             (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney; and

             (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

             Section 604. Not Responsible for Recitals or Issuance of Debt Securities. The recitals contained herein and in the Debt Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities. The Trustee shall not be accountable for the use or application by the Company of Debt Securities or the proceeds thereof.

             Section 605. Trustee May Hold Debt Securities. The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and, subject to Sections

608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

             Section 606.  Money Held in Trust.  Subject to the provisions of
Section 1003 hereof, all moneys in any currency or currencies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

             Section 607.  Compensation and Reimbursement.  The Company agrees

             (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

             (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

             (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

             As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Debt Securities upon all property and funds held or collected by Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Debt Securities.

             Section 608. Disqualification; Conflicting Interests. The Trustee for the Debt Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Debt Securities of any series, there shall be excluded this Indenture with respect to Debt Securities of any particular series of Debt Securities other than that series. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

             Section 609. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series of Debt Securities, which shall be either

             (i) a corporation organized and doing business under the laws of the United States of America or of any State of the United States of America, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority, or

             (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee for the Debt Securities of any series issued hereunder. If at any time the Trustee with respect to any series of Debt Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 610.

             Section 610.  Resignation and Removal; Appointment of Successor.
(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

             (b) The Trustee may resign with respect to any series of Debt Securities at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

             (c) The Trustee may be removed with respect to any series of Debt Securities at any time by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, delivered to the Trustee and to the Company.

             (d)  If at any time:

             (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 with respect to any series of Debt Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Debt Security of that series for at least 6 months, or

             (2) the Trustee shall cease to be eligible under Section 609 with respect to any series of Debt Securities and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

             (3) the Trustee shall become incapable of acting with respect to any series of Debt Securities, or

             (4) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, with respect to the series, or in the case of Clause (4), with respect to all series, or (ii) subject to Section 514, any Securityholder who has been a bona fide Holder of a Debt Security of such series for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the series, or, in the case of Clause (4), with respect to all series.

             (e) If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Debt Securities, or if a vacancy shall occur in the office of the Trustee with respect to any series of Debt Securities for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee for that series of Debt Securities. if, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to such series of Debt Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and supersede the successor Trustee appointed by the Company with respect to such series. If no successor Trustee with respect to such series shall have been so appointed by the Company or the Securityholders of such series and accepted appointment in the manner hereinafter provided, subject to
Section 514, any Securityholder who has been a bona fide Holder of a Debt Security of that series for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

             (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to any series and each appointment of a successor Trustee with respect to any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Debt Securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its principal Corporate Trust Office.

             Section 611. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective with respect to any series as to which it is resigning or being removed as Trustee, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to any such series; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of all amounts owed to it, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder with respect to all or any such series, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

             In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable (1) to transfer and to conform to and vest in each successor Trustee all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Debt Securities of any series as to which the appointments of such successor Trustee relates, and (2) to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Debt Securities of any series as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

             No successor Trustee with respect to any series of Debt Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to that series under this Article.

             Section 612. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities.

             Section 613.  Preferential Collection of Claims Against Company.
(a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within 3 months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debt Securities and the holders of other indenture securities (as defined in Subsection (c) of this Section):

             (1) an amount equal to any and all reduction in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such 3-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

             (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such 3-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee

             (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal Bankruptcy Act or applicable State law;

             (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such 3-month period;

             (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such 3-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Subsection (c) of this Section would occur within 3 months; or

             (D) to receive payment on any claim referred to in paragraph (B) or against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

             For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such 3-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

             If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Securityholders and the holders of other indenture securities in such manner that the Trustee, the Securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Securityholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

             Any Trustee which has resigned or been removed after the beginning of such 3-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such 3-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

             (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such 3-month period; and

             (ii) such receipt of property or reduction of claim occurred within 3 months after such resignation or removal.

             (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

             (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

             (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Securityholders at the time and in the manner provided in this Indenture;

             (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depository, or other similar capacity;

             (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection (c) of this Section;

             (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

             (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in Subsection (c) of this Section.

             (c)  For the purposes of this Section only:

             (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Debt Securities or upon the other indenture securities when and as such principal or interest becomes due and payable.

             (2) The term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

             (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within 7 days after the delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

             (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the

      Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

             (5)  The term "Company" means any obligor upon the Debt Securities.

             Section 614. Appointment of Authenticating Agent. At any time when any of the Debt Securities remain Outstanding the Trustee, with the approval of the Company, may appoint an Authenticating Agent or Agents with respect to one or more series of Debt Securities which shall be authorized to act on behalf of the Trustee to authenticate Debt Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Debt Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Company itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

             Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

             An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Company, to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Company, to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Company, may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Debt Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

             The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for any such payments made by the Trustee, subject to the provisions of Section 607.

             If an appointment with respect to one or more series is made pursuant to this Section, the Debt Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

             This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.


                                                 THE CHASE MANHATTAN BANK
                                                 (NATIONAL ASSOCIATION),
                                                   as Trustee


                                                 By:
                                                    ------------------------
                                                    As Authenticating Agent


                                                 By:
                                                    ------------------------
                                                    Authorized Officer


                                 ARTICLE SEVEN

                     Securityholders' Lists and Reports by
                              Trustee and Company

             Section 701. Company To Furnish Trustee Names and Addresses of Securityholders. The Company will furnish or cause to be furnished to the
Trustee:

             (1) semi-annually, not later than December 15 and June 15 in each year in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders of Debt Securities of each series as of such date, and

             (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

             Section 702. Preservation of Information; Communications to Securityholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Debt Securities contained in the most recent list furnished to the Trustee as provided in
Section 701 and the names and addresses of Holders of Debt Securities received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

             (b) If 3 or more Holders of Debt Securities of any series (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security of such series for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debt Securities of such series or with the Holders of all Debt Securities with respect to their rights under this Indenture or under such Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within 5 Business Days after the receipt of such application, at its election, either

             (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

             (ii) inform such applicants as to the approximate number of Holders of Debt Securities of such series or all Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application,

             If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Debt Security of such series or to all Securityholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within 5 days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Debt Securities of such series or all Securityholders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all Securityholders of such series or all Securityholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

             (c) Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Debt Securities in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

             Section 703. Reports by Trustee. (a) The term "reporting date" as used in this Section means May 15. Within 60 days after the reporting date in each year, beginning in 1994, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, a brief report dated as of such reporting date with respect to any of the following events which may have occurred during the twelve months preceding the date of such report (but if no such event has occurred within such period, no report need be transmitted):

             (1) any change to its eligibility under Section 609 and its qualifications under Section 608;

             (2) the creation of or any material change to a relationship specified in Section 310(b) (1) through Section 310(b)(10) of the Trust Indenture Act;

             (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of Debt Securities of any series, on any property or funds held or collected by it as Trustee, except that the trustee shall not be required (but may elect) to report such advances if such advances so remaining up and aggregate not more than 1/2 of 1% of the principal amount of the Debt Securities of such series Outstanding on the date of such report;

             (4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debt Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based on a creditor relationship arising in any manner described in Section 613(b)(2), (3),
      (4), or (6);

             (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

             (6) any additional issue of Debt Securities which the Trustee has not previously reported; and

             (7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Debt Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

             (b) The Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or any claim a lien or charge, prior to that of the Debt Securities of any series, on property or funds held or collected by it as Trustee, and which it had not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Debt Securities Outstanding of such series at such time, such report to be transmitted within 90 days after such time.

             (c) A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Company and be filed by the Trustee with each stock exchange Commission. The Company will notify the Trustee when the Debt Securities are listed on any stock exchange.

             Section 704.  Reports by Company.  The Company will

             (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

             (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

             (3) transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                                 ARTICLE EIGHT

                   Consolidation, Merger, Sale or Conveyance

             Section 801. Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell or convey all or substantially all of its assets to, or merge into, any other corporation, provided that in any such case, (i) the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest and sinking fund payments on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. Any such assumption of obligations under this Indenture by a successor Person shall be evidenced by an indenture supplemental hereto, in form acceptable to the Trustee, executed and delivered by the successor Person to the Trustee. The Trustee may receive and shall be fully protected in relying upon an Opinion of Counsel and Officers' Certificate as conclusive evidence that any such supplemental indenture complies with the conditions and provisions of this Article.

             Section 802. Rights and Duties of Successor Corporation. In case of any consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein and the predecessor corporation shall be relieved of any further obligation under this Indenture. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debt Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose.

             In case of any such consolidation, merger, sale or conveyance such change in phraseology and form (but not in substance), satisfactory to the Trustee, may be made in the Debt Securities thereafter to be issued as may be appropriate.


                                  ARTICLE NINE

                            Supplemental Indentures

             Section 901. Supplemental Indentures Without Consent of Securityholders. Without the consent of the Holders of any Debt Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

             (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Debt Securities contained; or

             (2) to add to the covenants of the Company, or to surrender any right or power herein conferred upon the Company, for the benefit of the Holders of the Debt Securities of any or all series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series); or

             (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

             (4) to add to this Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

             (5) to establish any form of Debt Security, as provided in Article Two, and to provide for the issuance of any series of Debt Securities as provided in Article Three and to set forth the terms thereof, and/or to add to the rights of the Holders of the Debt Securities of any series; or

             (6) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 611; or

             (7) to add any additional Events or Default in respect of the Debt Securities of any or all series (and if such additional Events of Default are to be in respect or less than all series of Debt Securities, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series); or

             (8) to provide for the issuance of Debt Securities in coupon as well as fully registered form.

             Section 902. Supplemental Indentures with Consent of Securityholders. With the consent of the Holders of not less than 66-2/3% in principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by the Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby,

             (1) change the Maturity of the principal of or the Stated Maturity of any premium on, or any installment of interest on, any Debt Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any Place of Payment where, or the coin or currency in which, any Debt Security or any premium or interest thereon is payable, or change the coin or currency in which any Debt Security is denominated, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be); or

             (2) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture; or

             (3)  modify any of the provisions of this Section, Section 513 or
      Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby.

             A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

             It shall not be necessary for any Act of Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

             Section 903. Execution of Supplemental Indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

             Section 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

             Section 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

             Section 906. Reference in Debt Securities to Supplemental Indentures. Debt Securities, including any Coupons, of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities including any Coupons of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities including any Coupons of such series.


                                  ARTICLE TEN

                                   Covenants

             Section 1001. Payment of Principal, Premium and Interest. With respect to each series of Debt Securities, the Company will duly and punctually pay the principal of (and premium, if any) and interest on such Debt Securities in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Debt Securities of such series.

             The interest on Debt Securities with Coupons appertaining thereto shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. The interest, if any, on any temporary Bearer Security shall be paid, as to any installment of interest evidenced by a Coupon attached thereto, only upon presentation and surrender of such Coupon and, as to other installments of interest, only upon presentation of such Debt Security for notation thereon of the payment of such interest.

             Section 1002. Maintenance of Office or Agency. The Company will maintain an office or agency in each Place of Payment where Debt Securities may be presented or surrendered for payment, where Debt Securities may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal Corporate Trust Office of the Trustee, Attention: Corporate

Trust Department, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

             No payment of principal or interest on Bearer Securities shall be made at any office or agency of the Company in the United States, by check mailed to any address in the United States, by transfer to an account located in the United States or upon presentation or surrender in the United States of a Bearer Security or coupon for payment, even if the payment would be credited to an account located outside the United States; provided, however, that, if the Debt Securities of a series are denominated and payable in United States dollars, payment of principal of and any interest on any such Bearer Security may be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, New York if (but only if) payment in United States dollars of the full amount of such principal, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

             The Company may also from time to time designate one or more other offices or agencies where the Debt Securities (including Coupons, if any) of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Debt Securities (including Coupons, if any) of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

             Section 1003. Money for Debt Security Payments to Be Held in Trust. If the Company shall at any time act as its own Payment Agent for any series of Debt Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debt Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to act.

             Whenever the Company shall have one or more Paying Agents for any series of Debt Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debt Securities of such series, deposit with any such paying Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of it action or failure so to act.

             The Company will cause each Paying Agent other than the Trustee for any series of Debt Securities to execute and deliver to the Trustee any instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

             (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Debt Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

             (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities of such series) in the making of any such payment of principal (and premium, if any) or interest on the Debt Securities of such series; and

             (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

             The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series of Debt Securities or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent in respect of each and every series of Debt Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Company in respect of all Debt Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

             Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any series and remaining unclaimed for two years after such principal (and premium if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. The Trustee or such Paying Agency, before being required to make any such repayment, may at the expense of the Company mail to the Holders of the Debt Securities for which the money to be repaid was held in trust, as their names and addresses appear in the Security Register, a notice that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date on which the notice was first mailed to the Holders of the Debt Securities for which the money to be repaid was held in trust, any unclaimed balance of such moneys then remaining will be paid to the Company free of the trust formerly impressed upon it.

             The Company initially authorizes the Trustee to act as Paying Agent for the Debt Securities on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any series of Debt Securities issued under this Indenture.

             Section 1004. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that

             (1) a review of the activities of the Company during such year and of its performance under this Indenture and under the terms of the Debt Securities has been made under his supervision; and

             (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture and has complied with all conditions and covenants on its part contained in this Indenture through such year, or, if there has been a default in the fulfillment of any such obligation, covenant or condition, specifying each such default known to him and the nature and status thereof.

             For the purpose of this Section 1004, default and compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

             Section 1005. Legal Existence. Subject to Article Eight the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

             Section 1006. Limitations on Liens. The Company will not, nor will it permit any Subsidiary to, secure indebtedness for money borrowed by incurring, creating or assuming any mortgage, lien, pledge, security interest or other encumbrance (mortgages, liens, pledges, security interests and other encumbrances (but not including any rights of set-off arising by contract, operation of law or otherwise) being hereinafter in this Article Ten called "Liens") upon any Restricted Property without effectively providing that the Debt Securities then Outstanding (together with, if the Company so determines, any other indebtedness then existing and any other indebtedness or obligation thereafter created ranking equally with the Debt Securities then Outstanding) shall be secured equally and ratably with

(or prior to) such indebtedness so long as such indebtedness shall be so secured, except that the foregoing provisions shall not apply to:

             (a) with respect to any series of Debt Securities, any Lien existing on the date of the issuance of such series;

             (b) Liens on property of any corporation existing at the time such corporation first becomes a Subsidiary;

             (c) Liens on property existing at the time of acquisition thereof or incurred to secure the payment of all or part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition of such property for the purpose of financing all or part of the purchase price thereof and any Lien to secure indebtedness which is in excess of the purchase price (provided such Liens are limited to such property and improvements thereon);

             (d) Liens securing all or part of the cost of exploration, drilling, development, operation, construction, alteration, repair or improvement of the properties subject thereof, or to secure indebtedness incurred prior to, at the time of, or within 12 months after, the completion of such exploration, drilling, development, operation, construction, alteration, repair or improvement of such property for the purpose of financing all or part of such cost and any Lien to secure indebtedness in excess of such cost (provided such Liens are limited to such properties and improvements thereon);

             (e) Liens which secure only indebtedness owing to the Company or another Subsidiary by any Subsidiary; or

             (f) Liens securing any industrial development, pollution control, or similar revenue bond; or

             (g) any extension, renewal or replacement of any of the Liens referred to in subdivisions (a) through (f) above or the indebtedness secured thereby; provided that the principal amount of the indebtedness secured by any Lien extended, renewed or replaced shall not exceed the principal amount thereof immediately prior to extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or part of the property that secured the Lien extended, renewed or replaced (plus improvements on such property).

      The covenant contained in this Section 1006 is subject to the provision for exempted transactions in Section 1008.

             Section 1007. Limitation on Sale and Leaseback Transactions. The Company shall not enter into any Sale and Leaseback Transaction, nor permit any Subsidiary owning Restricted Property so to do, unless either:

             (a) the Company or such Subsidiary would be entitled to have a Lien placed on a Restricted Property to secure a Debt, in a principal amount at least equal to the Attributable Debt in respect of such Sale and Leaseback Transaction, without equally and ratably securing the Outstanding Debt Securities without violating Section 1006, or

             (b) the Company, during the six months immediately following the effective date of such Sale and Leaseback Transaction, causes to be applied to (A) the acquisition of Restricted Property or (B) the voluntary retirement of Debt Securities or Funded Debt (whether by redemption, defeasance, repurchase or otherwise) an amount equal to the Attributable Debt in respect of such Sale and Leaseback Transaction (crediting to the amount applied pursuant to this clause (B) the principal amount of any Debt Securities or Funded Debt delivered to the Trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction).

             The covenant contained in this Section 1007 is subject to the provision for exempted transactions in Section 1008.

             Section 1008. Exempted Transactions. Notwithstanding the provisions contained in Sections 1006 and 1007, the Company and its Subsidiaries may incur, create or assume Liens on Restricted Properties without securing the Outstanding Debt Securities, or enter into Sale and Leaseback Transactions described in Section 1007 without obligating the Company to retire Debt Securities or Funded Debt, or do any combination of any of the foregoing, if, immediately thereafter or as a result thereof, the sum of (i) the principal amount of the indebtedness secured by Liens the incurrence, creation or assumption of which would otherwise have required that the Company secure the Outstanding Debt Securities pursuant to Section 1006, plus (ii) the Attributable Debt in respect of all leases entered into by the Company and Subsidiaries in Sale and Leaseback Transactions described in Section 1007 relating to Restricted Properties sold or transferred by the Company or a Subsidiary after the date of this Indenture and by reason of which the Company would otherwise have been required to retire Debt Securities or Funded Debt (less the amount of Debt Securities and Funded Debt retired by the Company pursuant to Section 1007(b)), does not exceed 10% of the Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries.

             Section 1009. Waiver of Certain Covenants. The Company may omit in respect of any series of Debt Securities, in any particular instance, to comply with any covenant or condition set forth in Sections 1006 and 1007, if before or after the time for such compliance the Holders of at least 66 2/3% in principal amount of the Debt Securities at the time Outstanding of such series shall, by Act of such Securityholders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                                 ARTICLE ELEVEN

                         Redemption of Debt Securities

             Section 1101. Applicability of Article. The Company may reserve the right to redeem and pay before Stated Maturity all or any part of the Debt Securities of any series, either by optional redemption, sinking or purchase fund or analogous obligation or otherwise, by provision therefor in the form of Debt Security for such series established and approved pursuant to Section 202 and on such terms as are specified in such form or in the indenture supplemental hereto with respect to Debt Securities of such series as provided in Section 301. Redemption of Debt Securities of any series shall be made in accordance with the terms of such Debt Securities and, to the extent that this Article does not conflict with such terms, the succeeding Sections of this Article.

             Section 1102. Election To Redeem; Notice to Trustee. The election of the Company to redeem any Debt Securities redeemable at the election of the Company shall be evidenced by, or pursuant to authority granted by, a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debt Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debt Securities of such series and the Tranche (as defined in Section 1103) to be redeemed.

             In the case of any redemption of Debt Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Debt Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

             Section 1103. Selection by Trustee of Debt Securities to Be Redeemed. If less than all the Debt Securities of like tenor and terms of any series are to be redeemed, the particular Debt Securities to be redeemed shall be selected not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may include provision for the election for redemption of portions of the principal of Debt Securities of such series of a denomination larger than the minimum authorized denomination for Debt Securities of that series. Unless otherwise provided in the terms of a particular series of Debt Securities, the portions of the principal of Debt Securities so selected for partial redemption shall be equal to the minimum authorized denomination of the Debt Securities of such series, or an integral multiple thereof, and the principal amount which remains outstanding shall not be less than the minimum authorized denomination for Debt Securities of such series. If less than all the Debt Securities of unlike tenor and terms of any series are to be redeemed, the particular series of Debt Securities to be redeemed shall be selected by the Company.

             The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Security selected for partial redemption, the principal amount thereof to be redeemed.

             For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal of such Debt Security which has been or is to be redeemed.

             Section 1104. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debt Securities to be redeemed, at his address appearing in the Security Register.

             All notices of redemption shall state:

             (1)  the Redemption Date;

             (2)  the Redemption Price;

             (3) if less than all Outstanding Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Debt Securities to be redeemed, from the Holder to whom the notice is given; and, if only Bearer Securities of any series are to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities, that last date on which exchange of Bearer Securities for Registered Securities not subject to redemption may be made;

             (4) that payment will be made upon the presentation and surrender of the applicable Debt Securities;

             (5) that all Coupons, if any, maturing subsequent to the date fixed for redemption shall be void;

             (6) that any interest accrued to the Redemption Date will be paid as specified in said notice;

             (7) that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security or portion thereof, and that interest, if any, thereon shall cease to accrue from and after said Redemption Date;

             (8) the place where such Debt Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in the Place of Payment; and

             (9) that the redemption is on account of a sinking or purchase fund, or other analogous obligation, if that is the case.

             Notice of redemption of Debt Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

             Section 1105. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of all the Debt Securities which are to be redeemed on that date.

             Section 1106. Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Debt Securities shall cease to bear interest. Upon surrender of such notice of redemption, such Debt Securities (including Coupons, if any) shall be paid by the Company at the Redemption Price. Unless otherwise provided with respect to such Debt Securities pursuant to Section 301, installments of interest the Maturity of which is on or prior to the Redemption Date shall be payable to the Holders of such Debt Securities registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

             If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States except as otherwise provided pursuant to this Indenture.

             If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Debt Security, or as otherwise provided in such Debt Security.

             Section 1107. Debt Securities Redeemed in Part. Any Debt Security (including Coupons, if any) which is to be redeemed only in part shall be surrendered at the office or agency of the Company in the Place of Payment with respect to that series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities (with appropriate Coupons, if any, attached) of the same series and Maturity and of like tenor and terms, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security (including Coupons, if any) so surrendered.

             Section 1108. Provisions with Respect to any Sinking Funds. Unless the form or terms of any series of Debt Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Debt Securities in cash, the Company may at its option (1) deliver to the Trustee for cancellation any Debt Securities of such series theretofore acquired by the Company, or (2) receive credit for any Debt Securities of such series (not previously so credited) acquired by the Company (including by way of optional redemption (pursuant to the sinking fund or otherwise) but not by way of mandatory sinking fund redemption) and theretofore delivered to the Trustee for cancellation, and if it does so then
(i) Debt Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to Debt Securities of such series, and (ii) on or before the 60th day next preceding each sinking fund Redemption Date with respect to such series of Debt Securities, the Company will deliver to the Trustee (A) an Officers' Certificate specifying the portions of such sinking fund payment to be satisfied by payment of cash and by delivery or credit of Debt Securities of such series acquired by the Company, and (B) such Debt Securities, to the extent not previously surrendered. Such Officers' Certificate shall also state the basis for such credit and that the Debt Securities for which the Company elects to receive credit have not been previously so credited and were not acquired by the Company through operation of the mandatory sinking fund, if any, provided with respect to such Debt Securities and shall also state that no Event of Default with respect to Debt Securities of such series has occurred and is continuing. All Debt Securities so delivered to the Trustee shall be cancelled by the Trustee and no Debt Securities shall be authenticated in lieu thereof.

             If the sinking fund payment or payments (mandatory or optional) with respect to any series of Debt Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Debt Securities of such series made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request), unless otherwise provided by the terms of such series of Debt Securities, that cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Debt Securities of such series next following the date of such payment to the redemption of Debt Securities of such series at the applicable sinking fund Redemption Price with respect to Debt Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 1106. The Trustee shall select, in the manner provided in Section 1103, for redemption on such sinking fund Redemption Date a sufficient principal amount of Debt Securities of such series to utilize that cash and shall thereupon cause notice of redemption of the Debt Securities of such series to be given in the manner provided in Section 1104 (and with the effect provided in Section 1106) for the redemption of Debt Securities in part at the option of the Company. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debt Securities of such series shall be added to the next cash sinking fund payment with respect to Debt Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 1108. Any and all sinking fund moneys with respect to Debt Securities of any series held by the Trustee at the Maturity of Debt Securities of such series, and not held for the payment or redemption of particular Debt Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of such series at Maturity.

             On or before each sinking fund Redemption Date provided with respect to Debt Securities of any series, the Company shall pay to the Trustee in cash a sum equal to all accrued interest, if any, to the date fixed for redemption on Debt Securities to be redeemed on such sinking fund Redemption Date pursuant to this Section 1108.

                                ***************

             IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    AMERICAN CYANAMID COMPANY,

                                    by


                                    --------------------------------
                                    Name:
                                    Title:





Attest:

- ---------------------------------
Name:
Title:



                                    THE CHASE MANHATTAN BANK
                                    (NATIONAL ASSOCIATION),

                                    by

                                    -------------------------------------
                                    Name:
                                    Title:

Attest:

- ---------------------------------
Name:
Title: